    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1995

                                                       REGISTRATION NO. 33-62921

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------
                             FIRST DATA CORPORATION
             (Exact name of Registrant as specified in its charter)

                             ---------------------

           DELAWARE                                             47-0731996
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

401 HACKENSACK AVENUE                                              07601
HACKENSACK, NEW JERSEY                                          (Zip Code)
(Address of Principal Executive Offices)

       FIRST FINANCIAL MANAGEMENT CORPORATION 1982 INCENTIVE STOCK  PLAN
        FIRST FINANCIAL MANAGEMENT CORPORATION 1988 INCENTIVE STOCK PLAN
    FIRST FINANCIAL MANAGEMENT CORPORATION 1990 DIRECTORS' STOCK OPTION PLAN
                     ENDATA, INC. AMENDED STOCK OPTION PLAN
                   MICROBILT CORPORATION INCENTIVE STOCK PLAN
             MICROBILT CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                 ALTA HEALTH STRATEGIES, INC. STOCK OPTION PLAN
 GENERAL REHABILITATION SERVICES, INC. STOCK-BASED INCENTIVE COMPENSATION PLAN
              EMPLOYEE BENEFIT PLANS, INC. 1986 STOCK OPTION PLAN
              EMPLOYEE BENEFIT PLANS, INC. 1990 STOCK OPTION PLAN
     EMPLOYEE BENEFIT PLANS, INC. 1991 LONG-TERM INCENTIVE PERFORMANCE PLAN EMPLOYEE BENEFIT PLANS, INC. 1983 OUTSIDE DIRECTORS STOCK OPTION PLAN
                           (Full Title of the Plans)

                                DAVID P. BAILIS
                                GENERAL COUNSEL
                            2121 NORTH 117TH AVENUE
                             OMAHA, NEBRASKA 68164
                                 (402) 498-2170

                      (Name, address and telephone number,
                   including area code, of agent for service)

                             ---------------------
                                    COPY TO:

                           FREDERICK C. LOWINGER, ESQ.
                           SIDLEY & AUSTIN
                           ONE FIRST NATIONAL PLAZA
                           CHICAGO, IL 60603

     This Post-Effective Amendment covers shares of the Registrant's Common Stock, par value $.01 per share, originally registered on the Registration Statement on Form S-4 (No. 33-62921) to which this is an amendment. The registration fees in respect of such Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by First Data Corporation ("First Data") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) First Data's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) First Data's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995;

     (c) First Data's Current Reports on Form 8-K reporting events occurring on January 26, 1995, March 21, 1995, March 23, 1995, April 26, 1995, May
         16, 1995, June 6, 1995, June 12, 1995, June 30, 1995, July 14, 1995,
         July 21, 1995, July 27, 1995, August 17, 1995, September 1, 1995 and
         September 11, 1995; and

     (d) The description of the First Data Common Stock contained in First Data's Registration Statement on Form 8-A dated March 24, 1992.

     All documents filed by First Data pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the First Data Common Stock has been passed upon for First Data by Thomas A. Rossi, Esq., Senior Counsel of First Data. Mr. Rossi is paid a salary by First Data, is a participant in various employee benefit plans offered to employees of First Data generally and owns and has options to purchase shares of First Data Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the DGCL, the First Data Restated Certificate of Incorporation (the "First Data Certificate") contains a provision to limit the personal liability of the directors of First Data for violations of their fiduciary duty. This provision eliminates each director's liability to First Data or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to First Data or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     The First Data Certificate and the First Data By-laws provide for indemnification of First Data's officers and directors to the full extent permitted by applicable law, except that the First Data By-laws provide that First Data is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the First Data Board of Directors. In addition, First Data maintains insurance policies which provide coverage for its officers and directors in certain situations where First Data cannot directly indemnify such officers or directors.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on October 26, 1995.

                                     FIRST DATA CORPORATION

                                     By: /s/ Henry C. Duques
                                         --------------------------
                                         HENRY C. DUQUES
                                         Chairman of the Board
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                  TITLE                  DATE
     ---------                  -----                  ----


/s/ Henry C. Duques       Chairman of the         October 26, 1995
-----------------------    Board and Chief
 Henry C. Duques           Executive Officer



           *              Chief Financial
-----------------------    Officer (Principal
 Lee Adrean                Financial Officer)



           *              Vice President and
-----------------------    Controller (Principal
 Cheryl L. King            Accounting Officer)



           *              Director
-----------------------
 Ben Burdetsky



           *              Director
-----------------------
 Courtney F. Jones

           *              Director
-----------------------
 Robert J. Levenson


           *              Director
-----------------------
 James D. Robinson III



           *              Director
-----------------------
 Charles T. Russell



           *              Director
-----------------------
 Bernard L. Schwartz



           *              Director
-----------------------
 Garen K. Staglin



*By /s/ Thomas A. Rossi                           October 26, 1995
   --------------------
   (Attorney-in-fact)

                                 Exhibit Index
                                 -------------

4.1 First Data Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to First Data's Current Report on Form 8-K dated June 30, 1995)

4.2 First Data By-laws, as amended to date (incorporated by reference to Exhibit 28.2 of First Data's Quarterly Report on Form 10-Q for the three months ended March 31, 1992)

4.3 First Financial Management Corporation 1982 Incentive Stock Plan (incorporated by reference to Exhibit 10.11 to First Financial Management Corporation's ("First Financial") Annual Report on Form 10-K for the year ended December 31, 1994)

4.4 First Financial Management Corporation 1988 Incentive Stock Plan (incorporated by reference to Exhibits 10.12, 10.13 and 10.14 to First Financial's Annual Report on Form 10-K for the year ended December 31,
      1994)

4.5 First Financial Management Corporation 1990 Directors' Stock Option Plan (incorporated by reference to First Financial's Quarterly Report on Form 10-Q for the quarter ended June 30, 1990)

4.6 Endata, Inc. Amended Stock Option Plan (incorporated by reference to Post-Effective Amendment No. 1 to Endata, Inc.'s Registration Statement on Form S-8 (No. 2-97925)) together with an Amendment to Endata, Inc.'s Amended Stock Option Plan, dated October 30, 1987 (incorporated by reference to First Financial's Annual Report on Form 10-K for the year ended December 31, 1987)

4.7   MicroBilt Corporation Incentive Stock Plan (incorporated by reference to
      Exhibit 28.1 to First Financial's Post-Effective Amendment No. 1 on Form S-8 to First Financial's Registration Statement on Form S-4 (No. 33-31915))

4.8 MicroBilt Corporation Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 28.2 to First Financial's Post-Effective Amendment No. 1 on Form S-8 to First Financial's Registration Statement on Form S-4 (No. 33-31915)

4.9 ALTA Health Strategies, Inc. Stock Option Plan (incorporated by reference to Exhibit 28.1 to First Financial's Registration Statement on Form S-8 (No. 33-48619))

4.10  General Rehabilitation Services, Inc. Stock-Based Incentive Compensation
      Plan

4.11 Employee Benefit Plans, Inc. 1986 Stock Option Plan (incorporated by reference to Exhibit 4.1 of First Financial's Registration Statement on Form S-8 (No. 33-63549))

4.12 Employee Benefit Plans, Inc. 1990 Stock Option Plan (incorporated by reference to Exhibit 4.2 of First Financial's Registration Statement on Form S-8 (No. 33-63549))

4.13 Employee Benefit Plan, Inc. 1991 Long-Term Incentive Performance Plan (incorporated by reference to Exhibit 4.3 of First Financial's Registration Statement on Form S-8 (No. 33-63549))

4.14 Employee Benefit Plans, Inc. 1993 Outside Directors Stock Option Plan (incorporated by reference to Exhibit 4.4 of First Financial's Registration Statement on Form S-8 (No. 33-63549))

5.1 Opinion of Thomas A. Rossi, Esq., Senior Counsel to First Data, regarding the legality of the securities being registered (previously filed September 26, 1995 on First Data's Registration Statement on Form S-4 (No. 33-62921))

15.1 Letter from Ernst & Young LLP with respect to interim financial information of First Data

23.1 Consents of Ernst & Young LLP with respect to First Data financial information

23.2 Consent of Deloitte & Touche LLP with respect to First Financial financial information

23.3 Consent of Thomas A. Rossi, Esq. (previously filed September 26, 1995 on First Data's Registration Statement on Form S-4 (No. 33-62921))

24.1 Powers of Attorney (previously filed September 26, 1995 on First Data's Registration Statement on Form S-4 (No. 33-62921))